Exhibit 21.1

Subsidiaries of the Registrant

Limelight Digital Networks (Irl) Ltd. incorporated in Ireland

Limelight Mainstreet Tempe, LLC incorporated in Arizona

Limelight Metro Services, LLC incorporated in Arizona

Limelight Networks Australia Pty Ltd. incorporated in Australia

Limelight Networks Canada Inc. incorporated in Canada

Limelight Networks Colombia S.A.S incorporated in Colombia

Limelight Networks Do Brasil Ltda incorporated in Brazil

Limelight Networks France SARL incorporated in France

Limelight Networks Germany GmbH incorporated in Germany

Limelight Networks Hong Kong Limited incorporated in Hong Kong

Limelight Networks India Private Limited incorporated in India

Limelight Networks International, Inc. incorporated in Delaware

Limelight Networks Israel Ltd. incorporated in Israel

Limelight Networks Italia S.r.l. incorporated in Italy

Limelight Networks Japan, Ltd. incorporated in Japan

Limelight Networks Korea Ltd. incorporated in Korea

Limelight Networks Mexico, S. de R.L. de C.V. incorporated in Mexico

Limelight Networks Netherlands B.V. incorporated in Netherlands

Limelight Networks Singapore PTE LTD. incorporated in Singapore

Limelight Networks Spain S.L. incorporated in Spain

Limelight Networks Sweden AB incorporated in Sweden

Limelight Networks (UK) Limited incorporated in the United Kingdom

Limelight Networks Ukraine LLC incorporated in the Ukraine

Limelight Networks VPS, Inc. incorporated in Delaware

Limelight Web Content Management, Inc., incorporated in Delaware

Limelight Web Technologies (IL) Ltd., incorporated in Israel